Exhibit 3.2

THIRTEENTH AMENDMENT OF TWENTIETH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twentieth Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twentieth Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 30, 2015.

(3)

The Twentieth Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 405.

In affirmation thereof, the facts stated above are true.

Dated:  April 26, 2016

General Partner:

By	/s/ James D. Weddle
James D. Weddle
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Bennett, Steven K.	4/1/2016	12555 Manchester Road	St. Louis, MO 63131
Boedges, Christopher Joseph	4/1/2016	12555 Manchester Road	St. Louis, MO 63131
Johnson, Anthony Wayne	4/1/2016	12555 Manchester Road	St. Louis, MO 63131
Rea, Timothy Andrew	4/1/2016	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Aven, Donald Hall	4/1/2016	12555 Manchester Road	St. Louis, MO 63131
Steven K and Kristen K Bennett Trust	4/1/2016	12555 Manchester Road	St. Louis, MO 63131
The Anthony W. Johnson Family Trust	4/1/2016	12555 Manchester Road	St. Louis, MO 63131
The Christopher J Boedges and Vicki L Boedges Revocable Living Trust	4/1/2016	12555 Manchester Road	St. Louis, MO 63131
The Timothy A. Rea Revocable Living Trust	4/1/2016	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Thirteenth Amendment of Twentieth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.